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                                                                   EXHIBIT 10.12

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, made and entered into this 5th day of June, 1995, by and between RADIO SYSTEMS CORPORATION, a Tennessee corporation, of Knox County, Tennessee ("Borrower"), and BANKFIRST of Knoxville, Tennessee, a banking corporation organized and existing under the laws of the State of Tennessee, with offices and place of business in Knox County, Tennessee ("BANKFIRST").

                                   WITNESSETH:

         WHEREAS, Borrower desires to purchase new computers and software for the business, and to refinance equipment leases (the "Project"); and

         WHEREAS, in order to loan funds to Borrower to be used in the Project, BANKFIRST enters into this Loan Agreement with Borrower for the purposes herein contained; and

         WHEREAS, the loan made hereunder will be secured by the Continuing Guaranty of Randal D. Boyd (the "Guarantors") and a Security Interest on the personal property, improvements, machinery and equipment comprising Project, including all new equipment purchased from the loan proceeds.

         NOW, THEREFORE, for and in consideration of the premises, the sum of One ($1.00) Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                            AMOUNT AND TERMS OF LOAN

                  1.1 LOAN AND NOTE. The term "Loan" herein shall refer to the indebtedness of Borrower to BANKFIRST evidenced by a Promissory Note in the original principal amount of Three Hundred Twenty Thousand Dollars ($320,000.00) in form satisfactory to BANKFIRST (the "Note"). A copy of the Note is appended hereto as Exhibit "A", and incorporated herein by reference, as though more fully set out. Concurrent with the execution and delivery of the Note, BANKFIRST will, upon the terms and conditions of this Agreement, lend to the Borrower the sum of Three Hundred Twenty Thousand Dollars ($320,000.00).

                  1.2 INTEREST AND REPAYMENT. The Note shall bear interest at eleven and one-half (11.5%) percent per annum, on the aggregate unpaid principal amount of the Loan in accordance with the terms of the Note. Payment of the Note shall be made at BANKFIRST'S office at Post Office Box 10, Knoxville, Tennessee, unless otherwise directed in writing by BANKFIRST. Borrower will punctually pay all amounts due and owing in accordance with the terms of the Note.

                  1.3 PREPAYMENTS. Borrower shall have the right to prepay all or any part of the indebtedness evidenced by the Note at any time without premium or fee. Any prepayment received by BANKFIRST from Borrower, regardless of the source thereof, shall be applied by BANKFIRST to payments due on the Note being prepaid in inverse order of their due dates, and no such prepayment shall postpone the due date of any subsequent monthly installment or change the amount of any such installment, unless BANKFIRST shall otherwise expressly agree in writing.


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                  1.4      USE OF PROCEEDS. Loan proceeds will be used for the
Project and for no personal, household, family or any other use.


                                   ARTICLE II

                              CONDITION OF LENDING

                  2.1 CONDITIONS PRECEDENT TO THE LOAN. As a condition precedent to BANKFIRST making the Loan, the Borrower shall deliver to BANKFIRST on or before the date of the Loan closing, the following, in form and substance satisfactory to BANKFIRST:

                  (a) Certified copy of Resolution of Borrower's Board of Directors authorizing Borrower to enter into the transaction anticipated by this Agreement;

                  (b)      The Note;

                  (c)      The Guaranty of each Guarantor;

                  (d)      Security Agreement;

                  (e)      UCC-I Financing Statements;

                  (f) Evidence satisfactory to BANKFIRST of ownership of the Collateral by Borrower free and clear of encumbrances of any kind; and

                  (g) Such other documents as reasonably may be required by BANKFIRST or BANKFIRST'S Counsel.

                  The Loan documents as provided above, when prepared, shall set forth the matters contained in this Loan Agreement and contain such other provisions as are deemed necessary or desirable by BANKFIRST. The form and substance of all such documents must be satisfactory to BANKFIRST prior to disbursement by BANKFIRST of any of the proceeds of the Loan.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

                  The Borrower represents and warrants to, and agrees with BANKFIRST as follows:

                  3.1 ORGANIZATION AND IN GOOD STANDING. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and is duly qualified as a foreign corporation in all jurisdictions wherein the business transacted makes such qualification necessary.

                  3.2      POWER AND AUTHORIZATION.

                  (a) The Board of Directors of Borrower has authorized the execution and delivery of the Note and all other documents contemplated by this Loan Agreement, and such execution and delivery will not violate any law, or the Borrower's charter or bylaws, or any other agreement to which Borrower is a party.


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                  (b) This Loan Agreement constitutes, and upon execution and delivery thereof, the Note, the Security Agreement, and the other ancillary documents will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower.

                  3.3 FINANCIAL CONDITION. The reports and financial statements of Borrower and Guarantor, submitted to BANKFIRST in connection with the Loan have been prepared from Borrower's books and records in accordance with generally accepted accounting principles and practices, consistently applied, and fairly reflect the financial condition of Borrower and Guarantor for the periods therein defined. No material adverse changes have since occurred.

Except as disclosed in the aforesaid reports and financial statements, Borrower and Guarantor:

                  (a) Have not incurred any debts, liabilities or other obligations, nor committed to incur any debts, liabilities or obligations;

                  (b) Have no liabilities, direct or contingent;

                  (c) Have made no investments in, advances to, or guarantees or obligations of any other company, person, firm, corporation, or other entity;

                  (d) Are not subject to any judgment, nor are there any, liens, encumbrances or security interests outstanding against Borrower or any of its properties.

                  3.4 LITIGATION. There is no litigation, proceeding, claim or dispute pending or threatened against Borrower, the adverse determination of which would materially affect Borrower's ability to repay the Loan or otherwise perform hereunder.

                                   ARTICLE IV

                              COVENANTS BY BORROWER

                  Until all the obligations of Borrower under this Agreement have been performed and paid in full, Borrower covenants and agrees as follows:

                  4.1 INSURANCE. Borrower shall maintain or require Guarantor to maintain insurance on the Collateral as described in Article VII hereof in such amounts and against such hazards and liabilities as is customarily maintained by other companies in the same geographical area operating similar businesses, or as may be otherwise requested by BANKFIRST. All such policies of insurance shall be in form and substance and with insurance companies satisfactory to BANKFIRST, and Borrower shall exhibit the same or deliver evidence thereof to BANKFIRST upon request. Further, upon request, BANKFIRST shall be designated as loss payee or as an additional insured under any such policies, as its interests may appear.

                  4.2 MAINTENANCE OF BUSINESS AND CORPORATE EXISTENCE. Borrower will maintain its corporate existence, shall comply with all valid and applicable statutes, ordinances, rules and regulations and shall keep in force and effect all licenses, permits, bonds and franchises necessary for the proper conduct of its business.

                  4.3 ADVERSE CHANGES AND LITIGATION. Borrower shall immediately inform BANKFIRST of any material adverse change in its financial condition, or the financial condition of Guarantor, and shall promptly inform BANKFIRST of any litigation or threatened litigation or of the occurrence of any other event or circumstance which might substantially affect the financial condition or business of Borrower or Guarantor.


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                  4.4 MANAGEMENT AND OWNERSHIP. No material change shall be made in the management or ownership of Borrower, or in the manner in which its business is conducted. Borrower will not merge or consolidate with or into any corporation.

                  4.5 FINANCIAL STATEMENTS. Within thirty (30) days after the end of each calendar quarter, Borrower shall furnish or cause to be furnished to BANKFIRST a copy of Borrower's current financial statement and those of each Guarantor, (provided, however, that with respect to Guarantors, only annual financial statements need to be provided.) Borrower's financial statements shall contain a balance sheet, profit and loss statement and aging of accounts receivable and account payable, all in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied. Each set of financial statements shall be prepared by a certified public. accountant acceptable to BANKFIRST and certified by Borrower to be correct and accurate. Borrower shall also furnish a copy of its income tax returns, and such other or additional financial information as BANKFIRST may from time to time request.

                  Notwithstanding any term or provision to the contrary herein or in the Note, or otherwise, in the event of a failure to provide financial statements or income tax returns as required herein, the effective interest rate to the loan, for a period beginning three (3) days after written notice of such failure and ending upon the curing of said noticed failure, shall increase one quarter of one percent (.25%) for the first thirty (30) days of said failure, and increase an additional one quarter of one percent (.25%) during each thirty
(30) day period thereafter during which the noticed failure continues. Upon the remedy of the noticed failure, the interest rate on the Loan shall revert to the initially agreed-upon interest rate, effective on the date on which the failure is remedied. Borrower acknowledges that such increased interest rate is intended to compensate BANKFIRST for the potentially higher credit risk and increased administrative costs associated with such failure to furnish timely financial information.

                  4.6 FINANCIAL COVENANTS.

                  (a) Current Ratio. Borrower shall at all times maintain a ratio of current assets to current liabilities of not less than 1.25 to
         1.0. For purposes of this covenant, "current assets" shall refer to cash, inventory, accounts receivable, marketable securities, notes receivable (other than notes receivable from employees and shareholders of Borrower) and deferred taxes, and "current liabilities" shall refer to any indebtedness due and payable within one fiscal year from the date of Borrower's most recent balance sheet (excluding indebtedness of Borrower to Sirrom Capital Corporation), all determined in accordance with generally accepted accounting principles consistently applied.

                  (b) Net Worth Requirements. Borrower shall at all times maintain a minimum tangible net worth of $2,200,000.00 from the date hereof through May 31, 1995; $2,500,000.00 from June l, 1995 through November 30, 1995; and $3,750,000.00 thereafter. For purposes of this covenant, "tangible net worth" shall refer to Borrower's total assets minus total liabilities minus prepaids, intangibles and amounts due from affiliates ~ any debt subordination to indebtedness of Borrower to BANKFIRST pursuant to subordination agreements satisfactory to BANKFIRST, all determined in accordance with generally accepted accounting principles consistently applied.

                  (c) Debt to Worth Ratio. Borrower shall at all times maintain a ratio of total liabilities (exclusive of any debt subordinated to indebtedness of Borrower to BANKFIRST pursuant to subordination agreements satisfactory to BANKFIRST) to tangible net worth of not more than 2.0 to 1.0 for the month ending February 28, 1995; 3.0 to 1.0 from March 1, 1995, through June 30, 1995; 3.5 to 1.0 from July 1, 199S, through November 30, 1995; and 1.75 to 1.0 thereafter. For purposes of this covenant, "tangible net worth" shall have the meaning set forth in
         Section 6.2 hereof.


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                  (d)  Interest Coverage Ratio. Borrower shall maintain a ratio of income before interest and taxes to interest expense, all determined in accordance with generally accepted accounting principles consistently applied, calculated annually as of Borrower's fiscal year-end, of not less than 1.30 to 1.0.

                  4.7 OTHER DEBTS. Borrower shall not directly or indirectly incur, create, assume or permit to exist any obligation for payment of borrowed money in excess of $25,000.00, excepting only unsecured current liabilities incurred in the ordinary course of business and obligations contemplated by this Agreement, nor enter into any leases, nor initiate any new investments of its funds or assets without the express written consent of BANKFIRST, which consent shall not be unreasonably withheld. Further, Borrower shall not guarantee the obligations of any person or entity, excepting only obligations contemplated by this Agreement.

                  4.8 SALE OF COLLATERAL. Borrower shall not sell, lease, transfer or otherwise dispose of any of the Collateral as described in ARTICLE VII hereof, other than in the ordinary course of Borrower's business. If Borrower should desire to sell any of the Collateral, a release price therefore will be determined at the sole discretion of BANKFIRST, and upon the sale of that Collateral, the release price will be paid over by Borrower to BANKFIRST and applied by BANKFIRST to payments due on the Note, in inverse order of the due dates, and BANKFIRST shall thereupon release its lien or security interest upon the Collateral sold.

                  4.9 BULK SALE. The Borrower shall not, without the prior written consent of BANKFIRST, sell, transfer or convey all or any part of its interest in its assets to another entity.

                  4.l0 ENCUMBRANCES. Borrower shall not incur or permit to exist nor allow Guarantor to incur or permit to exist any encumbrance, pledge or lien upon or against any of the Collateral, except:

                  (a) Liens or security interests required or expressly contemplated or permitted by this Agreement;

                  (b) Liens for taxes, assessments and other governmental charges not yet due; and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; and

                  (c)  Tax liens which are being contested in good faith.

                  4.11 TAXES. Borrower shall pay promptly, when due, all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the income or any property of the Borrower, as well as all claims of any kind (including claims for labor, material, supplies or rent) which, if unpaid, might become a lien upon any or all of the Collateral.

                  4.12 EXAMINATION OF RECORDS. Borrower shall permit any representative of BANKFIRST to examine and to audit any or all of Borrower's books and records and to copy portions thereof, and to visit and inspect any of the Collateral upon receipt of reasonable notification and request.

                  4.13 ERISA. Borrower is in compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has not incurred any material funding deficiency within the meaning of ERISA, and has not incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any employee benefit plan established or maintained by Borrower.

                  4.14 DIVIDENDS. DISTRIBUTIONS. REDEMPTIONS AND SALARIES. Borrower will not declare or pay any dividend, purchase, redeem, or otherwise acquire for value any


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of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such. Borrower shall not increase the aggregate compensation paid to its officers as of the date of this Agreement without the prior consent of BANKFIRST.

                                    ARTICLE V

                                EVENTS OF DEFAULT

                  The occurrence of any one or more of the following shall constitute an "Event of Default":

                  (a) Nonpayment, when due, of any principal, accrued interest, premium, fee or other charge due under the Note.

                  (b) Default by Borrower in the due observance or performance of any term, covenant, condition or agreement on its part to be performed under this Loan Agreement, the Note, or under any other document contemplated by this Loan Agreement.

                  (c) If Borrower shall:

                      (1) Make a general assignment for the benefit of its creditors;

                      (2) File a voluntary petition in bankruptcy;

                      (3) Be adjudicated as bankrupt or insolvent;

                      (4) File any petition or answer seeking, consenting to, or acquiescing in, reorganization, arrangement, composition, liquidation, dissolution or similar relief, under any present or future statute, law or regulation;

                      (5) File an answer admitting or failing to deny the material allegations of the petition against it for any such relief;

                      (6) Admit in writing its inability to pay its debts as they mature;

                      (7) Discontinue business; or

                      (8) Be unable to pay its debts as they become due.

                  (d) Borrower fails to have vacated or set aside within thirty
         (30) days of its entry any court order appointing a receiver or trustee for all or a substantial portion of the Borrower's property.

                  (e) Any warranty, representation or statement made or furnished to BANKFIRST by Borrower in connection with the Loan or in connection with this Agreement (including any warranty, representation or statement in the application of Borrower for the Loan or in any accompanying financial statements) or to induce BANKFIRST to make the Loan, proves to be untrue, misleading or false in any material respect.

                  (f) Borrower suffers or permits any lien, encumbrance or security interest to attach to any of its property, except as herein otherwise expressly permitted, or if any judgment shall be entered against Borrower or any attachment shall be made against any


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         property of Borrower, which judgment or attachment shall remain undischarged, unbonded or undismissed for a period of thirty (30) days.

                  (g) Borrower defaults in the payment of any principal or interest on any obligation to BANKFIRST or to any other creditor.

                  (h) Borrower shall sell, lease or otherwise transfer or convey any of the Collateral, or any interest therein without BANKFIRST'S prior written approval, except as herein otherwise expressly permitted.

                  (i) BANKFIRST deems itself insecure or that its prospects for payment of the Note are impaired.

                                   ARTICLE VI

                          REMEDIES ON EVENT OF DEFAULT

                  6.1 DECLARE NOTE DUE. Upon the occurrence of any Event of Default as defined in this Agreement, the Note, the Security Agreement, or any other document contemplated by this Agreement; then in any such event, BANKFIRST at its option, may declare the entire unpaid balance of the Note to be forthwith due and payable, and thereupon such balance shall become so due and payable without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and Borrower will forthwith pay to BANKFIRST the entire principal of and interest accrued on the Note.

                  6.2 OTHER REMEDIES. Upon the occurrence or discovery of an Event of Default, BANKFIRST shall, in addition to its option to declare the entire unpaid amount of the Note due and payable, at its option:

                  (a) Move to protect its rights and remedies as a secured party under the Security Agreement, by extrajudicial authority as set forth in that instrument, by action at law or equity, or by any other lawful remedy to enforce payment.

                  (b) Apply the proceeds from any disposition of the Collateral to the satisfaction of the following items in the order in which they are listed:

                      (1) The expenses of taking, preserving, insuring, repairing, holding and selling the Collateral, including any legal costs and attorney's fees. If any of the Note shall be referred to an attorney for collection, Borrower and all others liable on the Note, jointly and severally agree to pay reasonable attorney's fees and all costs of collection.

                      (2) The expenses of liquidating or satisfying any liens, security interest or encumbrances on or in the Collateral which may be prior to the lien or security interest of BANKFIRST therein.

                      (3) The unpaid amount of any interest due on the Note, and all other expenses of BANKFIRST.

                      (4) The unpaid principal amounts of the Note.

                      (5) Any other indebtedness of Borrower to BANKFIRST.


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                      (6) The remainder, if any, to Borrower, it being
                      understood and agreed that if the proceeds realized from the disposition of the Collateral shall fail to satisfy items (1) through (5) above, Borrower shall forthwith pay any such deficiency to BANKFIRST upon demand.

                  (d) Exercise any and all rights of setoff which BANKFIRST may have against any account, fund or property of any kind, tangible or intangible, belonging to Borrower and which shall be in BANKFIRST'S possession or under BANKFIRST'S control.

                                   ARTICLE VII

                                   COLLATERAL

                  Borrower's obligation for payment of the Note shall be collateralized by the following (the "Collateral"):

                  7.1 GUARANTY. The Unlimited and Continuing Guaranty of Randal
D. Boyd.

                  7.2 SECURITY INTEREST. A security interest in and upon the personal property of Borrower, including a first priority security interest in all new equipment purchased from the loan proceeds.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1 CLOSING. The Loan shall be closed on or before the 10th day of June, 1995. However, BANKFIRST shall not be obligated to make the Loan or advance any funds until Borrower has fully met all requirements herein set forth to be met by Borrower, and until Borrower has paid to BANKFIRST and any other parties entitled thereto, all fees and other charges due in connection with the Loan.

                  8.2 AMENDMENTS. No amendment of any provisions of this Loan Agreement, nor consent to any departure of Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by BANKFIRST and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  8.3 NOTICES. All notices and other communications provided for hereunder shall be in writing and mailed or telegraphed or delivered.

                  If to Borrower:

                  Radio Systems Corporation
                  5008 National Drive
                  Knoxville, Tennessee 37914
                  Attention: Randal D. Boyd


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                  If to BANKFIRST:

                  BANKFIRST
                  Post Office Box 10
                  Knoxville, Tennessee 37901-0010

                  8.4 WAIVER OF JURY. Borrower hereby unconditionally and irrevocably waives any and all right to trial by jury in any action, suit, counterclaim or cross claim arising in connection with, out of or otherwise relating to the Loan Agreement, any other documentation relating to the Loan, or any transaction arising therefrom or related thereto.

                  8.5 GOVERNING LAW AND PARTIES BOUND. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Tennessee and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

                  8.6 ATTORNEY'S FEES AND EXPENSES. If BANKFIRST shall incur any cost or expense, including, without limitation, reasonable attorney's fees, in connection with this Agreement, the Note or the Loan, in any manner whatsoever, direct or indirect, whether with regard to the collection of amounts due, protection of Collateral, defense of BANKFIRST or otherwise, upon demand by BANKFIRST, Borrower shall pay the same or shall reimburse BANKFIRST therefor in full.

                  8.7 ASSIGNMENT BY BORROWER. No commitment issued by BANKFIRST to Borrower for the Loan nor any of Borrower's rights hereunder shall be assignable by Borrower without the prior written consent of BANKFIRST.

                  8.8 NO WAIVER: REMEDIES. No failure on the part of BANE(FIRST, and no delay in exercising any right under this Loan Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Loan Agreement preclude any other or further exercise thereof or the exercise of any other right.

                  8.9 SEVERABILITY. In the event that any clause or provisions of this Loan Agreement or any document or instrument contemplated by this Agreement shall be held to be invalid by any court of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining portions or provisions of this Loan Agreement.

                  8.10 TIME. TIME IS OF THE ESSENCE of this Agreement.


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                  IN WITNESS WHEREOF, the parties have executed this Loan
Agreement as of the date first above written.



                                    RADIO SYSTEMS CORPORATION


                                    By: /s/  Randy Boyd
                                        ---------------------------------------
                                    Its:  President
                                         --------------------------------------


                                    BANKFIRST


                                    By: /s/  Michael L. Bryson
                                        ---------------------------------------
                                    Its: Senior Vice-President
                                         --------------------------------------


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